Exhibit 8.1


Day, Berry and Howard LLP Tax Opinion

                     [Letterhead of Day, Berry & Howard LLP]







                                                             September 29, 1999

New England Community Bancorp, Inc.
176 Broad Street
P.O. Box 130
Windsor, Connecticut 06095



Ladies and Gentlemen:

          We have acted as counsel to New England Community Bancorp, Inc. ("NECB"), a Delaware corporation, in connection with the proposed merger of NECB, with and into Webster Financial Corporation ("Webster"), a Delaware corporation, (the "Merger") pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of June 29, 1999, by and between Webster and NECB. At your request and in connection with the filing of the registration statement on Form S-4 with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion pursuant to
Item 601(b)(8) of Regulation S-K. Any capitalized term used and not defined herein has the meaning given to it in the joint proxy statement-prospectus of Webster and NECB (the "Joint Proxy Statement-Prospectus") contained within the Registration Statement, or the appendices thereto (including the Agreement).

          For purposes of the opinion set forth below, we have relied, with the consent of NECB and the consent of Webster, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of NECB and Webster dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement-Prospectus.

          We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement-Prospectus and that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

          Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that (a) the Merger and each of the mergers included in the Bank Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) each of Webster and NECB will be a party to the reorganization in respect of the Merger within the meaning of Section 368(b) of the Code, and that, accordingly, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Webster or NECB as a result of the Merger or by the constituent banks as a result of the Bank Merger, (ii) no gain or loss will be recognized by the stockholders of NECB who exchange all of their NECB Common Stock solely for Webster Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Webster Common Stock), and
(iii) the aggregate tax basis of the Webster Common Stock received (including a fractional share interest deemed received) by stockholders who exchange all of their NECB Common Stock solely for Webster Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the NECB Common Stock surrendered in exchange therefor.

          We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who do not hold their shares as capital assets, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders subject to the alternative minimum tax, and holders who hold Webster Common Stock or NECB Common Stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "THE MERGER - Federal Income Tax Consequences" and elsewhere in the Joint Proxy Statement-prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                         Very truly yours,




                                         Day, Berry & Howard LLP

                                                                     Exhibit 8.2


Wachtell, Lipton, Rosen & Katz Tax Opinion

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                               September 29, 1999



Webster Financial Corporation
Webster Plaza
145 Bank Street
Waterbury, Connecticut  06702

Ladies/Gentlemen:

          We have acted as special counsel to Webster Financial Corporation, a Delaware corporation ("Webster"), in connection with the proposed merger of New England Community Bancorp, Inc., a Delaware corporation ("NECB"), with and into Webster (the "Merger"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of June 29, 1999, by and between Webster and NECB. At your request and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion pursuant to Item 601(b)(8) of Regulation S-K. Any capitalized term used and not defined herein has the meaning given to it in the joint proxy statement-prospectus of Webster and NECB (the "Joint Proxy Statement-Prospectus") contained within the Registration Statement, or the appendices thereto (including the Agreement).

          For purposes of the opinion set forth below, we have relied, with the consent of NECB and the consent of Webster, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of NECB and Webster dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement-Prospectus.

          We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement-Prospectus and the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

          Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that (a) the Merger and each of the mergers included in the Bank Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) each of Webster and NECB will be a party to the reorganization in respect of the Merger within the meaning of Section 368(b) of the Code, and that, accordingly, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Webster or NECB as a result of the Merger or by the constituent banks as a result of the Bank Merger, (ii) no gain or loss will be recognized by the stockholders of NECB who exchange all of their NECB Common Stock solely for Webster Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Webster Common Stock), and
(iii) the aggregate tax basis of the Webster Common Stock received (including a fractional share interest deemed received) by stockholders who exchange all of their NECB Common Stock solely for Webster Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the NECB Common Stock surrendered in exchange therefor.

          We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who do not hold their shares as capital assets, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders subject to the alternative minimum tax, and holders who hold Webster Common Stock or NECB Common Stock as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "THE MERGER - Federal Income Tax Consequences" and elsewhere in the Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                      Very truly yours,



                                      Wachtell, Lipton, Rosen and Katz